UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2013

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 2.03 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 22, 2013, we entered into a convertible loan and warrant subscription agreement between our company and Mediapark A.G. which was to be paid in full on June 30, 2013. We are exercising our discretion to extend the maturity date of the loan to September 30, 2013. In return for extending the maturity date, we are also issuing to Mediapark 100,000 additional Warrants in our company. Each Warrant carries the right to purchase one share of common stock for a period of 24 months from June 30, 2013, on terms set out in the Warrant Certificate.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	form of convertible loan and warrant subscription agreement (attached as an exhibit to our current report on Form 8-K filed with the SEC on March 26, 2013 and incorporated by reference)
10.2	form of warrant certificate (attached as an exhibit to our current report on Form 8-K filed with the SEC on March 26, 2013 and incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:
/s/ Dov Weinberg
Dov Weinberg
Chief Financial Officer, Secretary and Treasurer

July 5, 2013